EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-219172, 333-190550, 333-195928, 333-198862 and 333-212784) and Form S-8 (Nos. 333-219830, 333-35151, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-167515, 333-176365, 333-176366, 333-190549, 333-198853, 333-202588, 333-206165 and 333-214503) of Heron Therapeutics, Inc. of our reports dated February 27, 2018 relating to the consolidated financial statements and the effectiveness of Heron Therapeutics, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

February 27, 2018